United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

January 23, 2017 (January 23, 2017)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Harbour Place

302 Knights Run Avenue, Suite 1200

 Tampa, Florida 33602

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (813) 209-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On January 23, 2017, Overseas Shipholding Group, Inc. (“OSG” or the “Company”) announced that it has reached a resolution with the U.S. Securities and Exchange Commission (“SEC”) related to a previously disclosed investigation into the failure of OSG to record certain federal income tax liabilities in its financial statements prior to the second quarter of 2012. The Company has agreed to pay a $5 million civil penalty to the SEC. Amounts payable to the SEC are subject to the approval of the U.S. Bankruptcy Court for the District of Delaware.

Under the terms of the resolution with the SEC, OSG neither admits nor denies the SEC’s allegations that the Company violated certain provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and related rules. The SEC has acknowledged OSG’s cooperation with the SEC staff throughout the course of its investigation, as well as OSG’s implementation of remedial measures and improvements to internal accounting controls over its tax reporting functions and changes to the senior management of OSG.

The SEC’s administrative order resolving its investigation can be accessed at the SEC website at www.sec.gov.

The Company issued a press release regarding the resolution, attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release dated January 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: January 23, 2017	By	/s/ Susan Allan
Name: Susan Allan Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 23, 2017.